Exhibit 10.14

SECOND AMENDMENT TO SOFTWARE SUPPLY AND LICENSE AGREEMENT

This SECOND AMENDMENT TO SOFTWARE SUPPLY AND LICENSE AGREEMENT (“Agreement”) is effective as of the 30th day of June, 2013 between Triton Distribution Systems, Inc., a Colorado corporation with offices at 105 Barbaree Way, Tiburon, CA  94920 (“Triton”), and Privileged World Travel Club, Inc., a Delaware corporation, (“Privileged”), having offices at 1 Blackfield Drive, Tiburon, California 94920.

RECITALS

a.	Triton and Privileged entered into the Software Supply and License Agreement dated as of August 21, 2012 (the “Prior Agreement”).
b.
Pursuant to the Prior Agreement, Privileged was required to pay to Triton a license fee of $150,000 (the “License Fee”) within fifteen days of the date of the Prior Agreement, and pay a Royalty Fee of $2,000,000 on the annual anniversary of the Prior Agreement.

c.	Triton has previously agreed to amend this License Agreement (the “First Amendment”) to permit Privileged to defer payment of the License Fee until January 31, 2013.
d.	Triton and Privileged have agreed to amend the Prior Agreement again as set forth in this Agreement.

AGREEMENT

In consideration of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 6 of the Prior Agreement, as previously amended by the First Amendment, is hereby further amended to read as follows:

6.      Payments and Fees.

6.1                License Fee.  In consideration of the grant of the license of the Licensed Software hereunder, Privileged shall pay to Triton, not later than July 31, 2013, the sum of Two Hundred Thousand Dollars ($200,000), as a one-time license fee (the “License Fee”) for the Licensed Software.

6.2                 Royalty Fees.  On an ongoing basis, and for the Term of this Agreement, Privileged shall pay to Triton an annual royalty payment (the “Royalty Fee”) of Two Million Dollars ($2,000,000), beginning on the earlier of (a) the date on which Privileged has a gross profit from operations of at least Five Million Dollars ($5,000,000), or (b) the date on which Privileged has received equity investments of at least Five Million Dollars ($5,000,000).

6.3                 Payment Terms.  The date on which either 6.2(a) or 6.2(b) above are met shall be deemed to be the “Royalty Payment Date,” and the Royalty Fee shall thereafter be paid on the annual anniversary of such Royalty Payment Date; provided, however, that Privileged may prepay all or any portion of the annual Royalty Fee in its discretion.

PRIVILEGED WORLD TRAVEL CLUB, INC.	TRITON DISTRIBUTION SYSTEMS, INC.
(formerly APEX 4, Inc.)

Signature: /s/ Gregory Lykiardopoulos	Signature: /s/ Gregory Lykiardopoulos
Print Name: Gregory Lykiardopoulos	Print Name: Gregory Lykiardopoulos
Title: President, CEO, Chairman of the Board	Title: Chairman, CEO